UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 14, 2007
THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
     The Home Depot, Inc. (the “Company”) announced on June 19, 2007 that the Company had entered into a Purchase and Sale Agreement (the “Agreement”) with Pro Acquisition Corporation, an affiliate of Clayton Dubilier & Rice, Carlyle Group and Bain Capital (“Purchaser”), providing for the Purchaser to acquire all of the capital stock of HD Supply, Inc. and CND Holdings, Inc.
     As previously announced, the Company is in discussions with the Purchaser for the purpose of restructuring the agreement for the sale of HD Supply. On August 14, 2007, the Company and certain affiliates of the Company entered into a letter agreement, a copy of which is attached hereto as Exhibit 2.1, to change the closing date contemplated by the Agreement from August 16, 2007 to August 23, 2007. No assurance can be given that any agreement will be reached concerning a restructuring of the proposed transaction, nor that the transaction will close.
Item 9.01.   Financial Statements and Exhibits.

Exhibit	Description

2.1	Letter agreement, dated August 14, 2007, by and between The Home Depot, Inc., THD Holdings, LLC, Home Depot International, Inc., Homer TLC, Inc. and Pro Acquisition Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.
By:	/s/ Carol B. Tomé
	Name:	Carol B. Tomé
	Title:	Chief Financial Officer and Executive Vice President -- Corporate Services

Date: August 14, 2007

EXHIBIT INDEX

Exhibit	Description

2.1	Letter agreement, dated August 14, 2007, by and between The Home Depot, Inc., THD Holdings, LLC, Home Depot International, Inc., Homer TLC, Inc. and Pro Acquisition Corporation